Exhibit 16

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Host America Corporation dated June 28, 2004.

Carlin, Charron and Rosen, LLP
Glastonbury, Connecticut
June 29, 2004